Exhibit 10.8

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This First Amendment to Executive Employment Agreement (“Amendment”) by and between Summit Semiconductor, LLC, a Delaware limited liability company (“Company”) and Gary Williams (“Executive”) is entered into effective May 2, 2011 with reference to the following facts.

RECITALS

A.	Effective May 28, 2004, Focus Enhancements, Inc. (“Focus”) and Employee entered into an Executive Employment Agreement (the “Agreement”).
B.	Employer assumed the obligations of Focus under the Agreement effective July 31, 2010.
C.	The parties desire to amend the terms of the Agreement as provided herein and to acknowledge the Employer’s assumption of the Agreement.

NOW, THEREFORE, the parties agree as follows:

1.            Employee does hereby consent to Focus’ assignment of rights and Employer’s assumption of the obligations under the Agreement and shall look solely to Employer for performance of such obligations effective August 1, 2010.

2.            The penultimate sentence of Section 4 of the Agreement is amended to provide:

“To be eligible for payment, Executive must be employed by the Company on the date the bonus is due ; provided, however, if Executive is not employed on the date the bonus is due because of (i) Executive’s termination for Good Reason, or (ii) Executive’s involuntary termination by the Company without Cause, then the bonus will be paid but only in proportion to Executive’s period of employment during the applicable year in relation to a 365 day year.”

3.            Section 8(b) of the Agreement is amended to provide in its entirety:

“(b)       Resignation for Good Reason or Termination Without Cause. If Executive (i) resigns his employment for Good Reason or (ii) is terminated by Company without Cause, and (iii) executes, delivers and does not revoke the Company’s standard release of claims agreement, then, within 60 days of such termination of employment, the Company will continue payment of Executive’s Salary (at the same rate existing prior to the termination) for a period of twelve (12) months (“the Severance Period”) pursuant to the Company’s normal payroll practices. Notwithstanding the foregoing, if the 60-day period referenced in the preceding sentence spans two taxable years, payment shall only commence in the second taxable year. In addition, (i) the Company shall either pay directly or reimburse Executive for premiums incurred in connection with continuation of coverage under the Company’s health, dental, disability and life insurance plans to which Executive is entitled in accordance with applicable law for the Severance Period and (ii) the Company shall pay Executive all bonus compensation otherwise due for the applicable fiscal year of termination prorated to the date of termination of employment; provided, however, such bonus compensation shall be payable only in accordance with and at the time of the regularly scheduled bonus compensation payment that Executive would have otherwise been subject to prior to termination and (iii) any and all unvested stock options and/or restricted stock in Executive’s name shall immediately become fully vested and exercisable, provided that, regardless of the terms or any option or stock purchase agreement between the Company and Executive, absent a separate signed written agreement between Company and Executive which specifically references this provision of this Agreement, no exercise shall occur more than six months after such termination and in no event after the expiration of such option. In the event of Executive’s subsequent death after his termination by Company without Cause or by Executive for Good Reason, Company shall continue to pay the same payments and benefits as to which Executive was entitled at the date of his death to Executive’s surviving spouse, or if Executive is unmarried at the time, then to Executive’s estate.”

4.            Except as expressly amended herein, the Agreement is hereby ratified and approved. Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.

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IN WITNESS WHEREOF, the Company and Employee have executed, or caused this Amendment to be executed, as of the date first set forth above.

EXECUTIVE:

/s/ Gary Williams
Gary Williams

COMPANY:
Summit Semiconductor, LLC

By:	/s/ Brett Moyer

Its:	CEO

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